EXHIBIT 99

Joint Filer Information

Designated Filer: Prides Capital Partners, L.L.C.

Statement for Month/Day/Year: March 28, 2006

Issuer & Symbol: Finlay Enterprises, Inc. (FNLY)

Address of each Reporting Person for this Form 4:

200 High Street, Suite 700, Boston MA 02110

Relationship to Issuer of each Reporting Person: 10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

March 30, 2006

Prides Capital Partners, L.L.C.

/s/ Murray A. Indick

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By: Murray A. Indick

Managing Member

By: /s/ Murray A. Indick By: /s/ Kevin A. Richardson, II

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Murray A. Indick Murray A. Indick

Attorney in Fact

By: /s/ Henry J. Lawlor, Jr. By: /s/ Charles E. McCarthy

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Murray A. Indick Murray A. Indick

Attorney in Fact Attorney in Fact

By: /s/ Christian Puscasiu

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Murray A. Indick

Attorney in Fact